Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Robert McPherson Sr. Vice President, CFO Metals USA, Inc. 713-965-0990

METALS USA REPORTS 2007 2nd QUARTER RESULTS

July 30, 2007 – HOUSTON, TEXAS – Metals USA, Inc., a wholly-owned subsidiary of Metals USA Holdings Corp. through its wholly-owned subsidiary Flag Intermediate Holdings Corporation, today announced its operating results for the quarter ended June 30, 2007. Sales revenues of $480.9 million exceeded second quarter prior year sales of $458.2 million by $22.7 million. Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by Metals USA and its creditors to monitor the performance of the business, was $45.5 million for the second quarter, a number $3.5 million higher than second quarter 2006. The Company recognized $5.5 million in depreciation and amortization expenses during the quarter. Interest expense for the second quarter 2007 was $14.8 million. Operating income, the GAAP measure that we believe is most comparable to Adjusted EBITDA, was $39.4 million. Second quarter 2007 operating income was $2.8 million better than second quarter last year.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “Consistent with our guidance, our second quarter results were better than our second quarter 2006 results and better than our results last quarter. Market conditions during the quarter have been good. Our emphasis on aluminum and stainless flat-rolled products, as well as plate and beams, has significantly improved our profit structure. We expect to continue to realize the benefits of this strategy through the balance of the year.” Mr. Goncalves added: “The weak dollar should continue to shield the U.S. market from imported steel. Inventory levels for both service centers and end-users have reached levels that are too low for current demand. Going forward, we see no reason current levels of demand will abate. As a consequence of such positive influences, we expect to see price increases in the second half of this year.”

The Company had $320.0 million drawn under its ABL credit facility at June 30, 2007, with excess availability of $119.8 million. Total debt of $601.3 million at quarter end was $9.3 million lower than at December 31, 2006. Capital expenditures of $5.5 million were made during the second quarter 2007. During the first six months of this year net cash provided by operating activities was $38.0 million. This amount represents net income of $21.3 million, plus adjustments for costs that did not involve cash flows for the period of $16.2 million, in addition to changes in operating assets and liabilities that resulted in a cash inflow of $0.5 million for the period, an amount that was primarily attributable to decrease in inventories and increases in accounts payable and accrued liabilities, partially offset by an increase in accounts receivable.

On June 8, 2007, Metals USA Inc. executed an amendment to its ABL Facility which increased the commitment from $450 million to $525 million. Additionally, the amendment reduced the borrowing cost of Tranche A advances by 25 basis points and reduced the borrowing cost of Tranche A-1 advances by 75 basis points.

On July 3, 2007, Metals USA announced the acquisition of Lynch Metals, Inc. and Lynch Metals of California, Inc. (“Lynch Metals”). Lynch Metals is a service center business that provides specialized aluminum processing capabilities to the aerospace and industrial equipment industries. The combination of Lynch Metals to the Metals USA footprint strengthens the Company’s non-ferrous presence in the Eastern and Western United States.

On July 10, 2007, Metals USA Holdings Corp issued $300 million initial aggregate principal amount of Senior Floating Rate Toggle Notes due 2012. The net proceeds from the offering, together with $6.1 million of additional borrowings under the ABL facility, were used to redeem the 2006 Notes (for approximately $150 million plus accrued and unpaid interest of approximately $6.0 million) and pay a cash dividend to Metals USA Holdings Corp shareholders.

Metals USA has scheduled a conference call for Monday, July 30, 2007 at 11:00 a.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available until approximately August 31, 2007. To access the replay, dial (888) 203-1112 and enter the pass code 3861104.

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. In its Building Products Division, Metals USA is the largest manufacturer of patio products and stone-coated steel roofing products in North America, primarily serving the home remodeling industry. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s Prospectus to our Registration Statement on Form S-4, as amended, dated August 4, 2006, and historical Form 10-K and 10-Q’s which are on file with the Securities and Exchange Commission for more complete historical information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company’s historic periodic filings with the Securities and Exchange Commission.

-Tables follow-

Metals USA, Inc.

Unaudited Consolidated Statements of Operations

(In millions)

	Three Months Ended			Six Months Ended
	June 30,		March 31, 2007	June 30,
	2007	2006		2007	2006
Revenues:
Net sales	$480.9	$458.2	$462.6	$943.5	$887.8
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	363.9	343.4	356.1	720.0	684.4
Operating and delivery	44.7	43.5	45.2	89.9	85.2
Selling, general and administrative	27.8	30.1	30.4	58.2	57.3
Depreciation and amortization	5.1	4.6	5.2	10.3	8.8
Impairment of property and equipment	—	—	0.2	0.2	—

Operating income	39.4	36.6	25.5	64.9	52.1
Other (income) expense:
Interest expense	14.8	12.9	14.7	29.5	24.9
Other (income) expense, net	—	(0.1)	—	—	(0.2)

Income before income taxes	24.6	23.8	10.8	35.4	27.4
Provision for income taxes	9.9	9.9	4.2	14.1	11.4

Net income	$14.7	$13.9	$6.6	$21.3	$16.0

Metals USA, Inc.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash	$17.6	$14.2
Accounts receivable, net of allowance of $9.2, and $8.4, respectively	232.7	212.2
Inventories	436.2	447.3
Deferred income tax asset	15.3	15.0
Prepaid expenses and other	12.5	14.9

Total current assets	714.3	703.6
Property and equipment, net	197.4	194.6
Intangible assets, net	15.5	19.9
Goodwill	45.2	47.1
Other assets, net	18.0	16.7

Total assets	$990.4	$981.9

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$79.8	$71.2
Accrued liabilities	60.6	59.0
Current portion of long-term debt	0.2	0.5

Total current liabilities	140.6	130.7
Long-term debt, less current portion	601.1	610.1
Deferred income tax liability	66.2	67.6
Other long-term liabilities	26.2	25.9

Total liabilities	834.1	834.3

Commitments and contingencies
Stockholder’s equity:
Common stock, $.01 par value, 100 shares authorized, issued and outstanding at June 30, 2007 and December 31, 2006, respectively	—	—
Additional paid-in capital	120.5	118.0
Retained earnings	35.6	30.2
Accumulated other comprehensive income (loss)	0.2	(0.6)

Total stockholder’s equity	156.3	147.6

Total liabilities and stockholder’s equity	$990.4	$981.9

Metals USA, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net income	$21.3	$16.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Impairment of property and equipment	0.2	—
Provision for bad debts	1.4	2.8
Depreciation and amortization	11.0	9.2
Amortization of debt issuance costs	1.3	1.2
Deferred income taxes	(1.4)	(8.1)
Stock-based compensation	3.7	0.6
Changes in operating assets and liabilities:
Accounts receivable	(21.9)	(42.7)
Inventories	11.1	(36.4)
Prepaid expenses and other	1.8	11.8
Accounts payable and accrued liabilities	3.6	27.6
Income taxes payable	2.7	2.3
Other operating	3.2	(0.2)

Net cash provided by (used in) operating activities	38.0	(15.9)

Cash flows from investing activities:
Sale of assets	1.1	—
Purchase of assets	(11.0)	(7.0)
Acquisition costs, net of cash acquired	—	(45.5)

Net cash provided by (used in) investing activities	(9.9)	(52.5)

Cash flows from financing activities:
Borrowings on credit facility	220.0	250.6
Repayments on credit facility	(229.0)	(148.0)
Repayments on long-term debt	(0.3)	(0.2)
Deferred financing costs	(2.6)	(1.0)
Dividends paid	(12.8)	(25.0)

Net cash provided by (used in) financing activities	(24.7)	76.4

Net increase in cash	3.4	8.0
Cash, beginning of period	14.2	11.3

Cash, end of period	$17.6	$19.3

Metals USA, Inc.

Unaudited Supplemental Segment and Non GAAP Information

(In millions, except shipments)

	Three Months Ended			Six Months Ended
	June 30,		March 31, 2007	June 30,
	2007	2006		2007	2006
Segment:

Flat Rolled:
Net sales	$213.0	$189.6	$211.5	$424.5	$381.1
Operating Income	$16.5	$10.6	$13.9	$30.4	$16.8
Depreciation and amortization	$0.9	$1.0	$0.9	$1.8	$1.9
EBITDA (1)	$17.4	$11.6	$14.8	$32.2	$18.7
Adjusted EBITDA (2)	$17.4	$11.6	$14.8	$32.2	$21.9
Shipments (3)	155	174	168	323	360

Plates and Shapes:
Net sales	$226.4	$219.7	$221.0	$447.4	$418.1
Operating Income	$27.0	$27.1	$23.5	$50.5	$44.3
Depreciation and amortization	$2.2	$1.4	$2.3	$4.5	$2.5
EBITDA (1)	$29.2	$28.5	$25.8	$55.0	$46.8
Adjusted EBITDA (2)	$29.2	$28.5	$25.8	$55.0	$51.1
Shipments (3)	207	221	212	419	426

Building Products:
Net sales	$45.0	$54.0	$34.3	$79.3	$99.5
Operating Income	$3.2	$6.7	$(1.9)	$1.3	$6.3
Depreciation and amortization (5)	$0.6	$0.2	$0.5	$1.1	$0.4
EBITDA (1)	$3.8	$6.9	$(1.4)	$2.4	$6.7
Adjusted EBITDA (2)	$3.8	$6.9	$(1.4)	$2.4	$10.0
Shipments (3)	—	—	—	—	—

Corporate and other:
Net sales	$(3.5)	$(5.1)	$(4.2)	$(7.7)	$(10.9)
Operating Income	$(7.3)	$(7.8)	$(10.0)	$(17.3)	$(15.3)
Depreciation and amortization	$1.8	$2.2	$1.8	$3.6	$4.4
EBITDA (1)	$(5.5)	$(5.6)	$(8.2)	$(13.7)	$(10.9)
Adjusted EBITDA (2)	$(4.9)	$(5.0)	$(4.5)	$(9.4)	$(9.7)
Shipments (3) (4)	(3)	(5)	(3)	(6)	(11)

Consolidated:
Net sales	$480.9	$458.2	$462.6	$943.5	$887.8
Operating Income	$39.4	$36.6	$25.5	$64.9	$52.1
Depreciation and amortization (5)	$5.5	$4.8	$5.5	$11.0	$9.2
EBITDA (1)	$44.9	$41.4	$31.0	$75.9	$61.3
Adjusted EBITDA (2)	$45.5	$42.0	$34.7	$80.2	$73.3
Shipments (3)	359	390	377	736	775

(1)	EBITDA is the summation of Operating Income and Depreciation and Amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.
(2)	Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing the notes.
(3)	Unaudited and is expressed in thousands of tons. Not a meaningful measure for Building Products.
(4)	Negative net sales and shipment information represent the elimination of intercompany transactions.
(5)	Includes depreciation expense recorded in cost of sales.

EBITDA and Adjusted EBITDA Non-GAAP Measures Reconciliations and Explanations

EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization and is used by management, together with Adjusted EBITDA, as a measure for certain performance-based bonus plans. Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate management fees to related parties, one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing the notes. Our credit documents and the indenture governing the notes require us to meet or exceed specified minimum financial measures before we will be permitted to consummate certain acts, such as complete acquisitions, declare or pay dividends and incur additional indebtedness, and one of the more significant measures contained in our credit documents and the indenture governing the notes is Adjusted EBITDA. We believe that EBITDA and Adjusted EBITDA are useful to investors because the measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles which we refer to as “GAAP,” and should not be viewed in isolation and do not purport to be an alternative to net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable U.S. GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

*	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

*	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

*	tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

Additionally, neither EBITDA nor Adjusted EBITDA are intended to be a measure of free cash flow for management’s discretionary use, as neither considers certain cash requirements such as capital expenditures, contractual commitments, interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures for other companies.

Below is a reconciliation of operating income to EBITDA and Adjusted EBITDA.

	Three Months Ended			Six Months Ended
	June 30,		March 31, 2007	June 30,
	2007	2006		2007	2006
Operating Income	$39.4	$36.6	$25.5	$64.9	$52.1
Depreciation and Amortization	5.5	4.8	5.5	11.0	9.2

EBITDA	44.9	41.4	31.0	75.9	61.3
Indenture defined adjustments to EBITDA:
Stock options and grant expense	0.3	0.3	3.4	3.7	0.6
Non-cash charges—inventory purchase adjustments	—	—	—	—	10.8
Management fees and other costs	0.3	0.3	0.3	0.6	0.6

Adjusted EBITDA	$45.5	$42.0	$34.7	$80.2	$73.3